EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

         We consent to use in this Pre-effective Amendment No. 1 to Form S-3 on Form SB-2, Registration Statement No. 333-48542, of Sales OnLine Direct, Inc. of our report dated April 12, 2000 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Wolf & Company, P.C.

Wolf & Company, P.C.

Boston, Massachusetts
December 1, 2000